SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2004

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
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              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
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                        (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated July 8, 2004, headed "Hancock Holding
                             Company reports first half of 2004 earnings - up 17 percent"

Item 9. Regulation FD Disclosure. On July 8, 2004, Hancock Holding Company
announced by press release its first half of 2004 earnings of 2004 were up
17 percent.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 12. Results of Operation and Financial Condition. On July 8, 2004, Hancock
Holding Company  announced by press release its earnings for first half of 2004 were up 17 percent.  A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2004
                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Carl J. Chaney
                                        --------------------------------
                                           Carl J. Chaney
                                           Chief Financial Officer

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release                For More Information
July 8, 2004                         George A. Schloegel, Chief Executive Officer
                                     Carl J. Chaney, Chief Financial Officer
                                     Paul D. Guichet, Vice President, Investor Relations
                                     800.522.6542 or 228.214.5242

                    Hancock Holding Company reports first half of 2004 earnings - up 17 percent

     GULFPORT,  MS (July 8, 2004) - Hancock  Holding  Company  (NASDAQ:  HBHC)  today  announced  earnings  for the six-month  period ended June 30, 2004.  Net income for the first half of 2004 totaled $30.52  million,  compared to
$26.05  million  reported  for the first  half of 2003,  an  increase  of $4.47  million,  or 17  percent.  Diluted earnings  per share for the first six months of 2004 were  $0.93,  compared  to $0.78 for the same  period in 2003, resulting in an increase of $0.15 per share, or 19 percent.

     Net income for the second quarter of 2004 was $16.37  million,  an increase of $3.99  million,  or 32 percent, from the $12.38  million  reported for the second  quarter of 2003.  Diluted  earnings per share were $0.50 for the second  quarter of 2004,  compared to $0.37 for the second  quarter of 2003, an increase of $0.13 per share,  or 35 percent.

     The Company's  returns on average  assets and average  common  stockholders'  equity for the second quarter of
2004 were 1.49  percent and 14.97  percent,  respectively,  compared  with 1.20  percent and 12.42  percent for the second quarter of 2003.  Annualized returns on average assets and average common  stockholders'  equity for the six months  ended June 30, 2004,  were 1.41 percent and 13.99  percent,  respectively,  compared  with 1.28 percent and
13.24 percent for the six months ended June 30, 2003.

     The second  quarter of 2004 included an after-tax gain of $1.95  million,  or $0.06 per share,  related to the recently  announced  partnership  of  the  Company's  merchant  services  business  with  Denver-based  First  Data
Corporation.  Excluding  the impact of this gain,  net  income  increased  $2.04  million,  or 16 percent  from the second quarter of 2003 and was $278,000,  or 2 percent,  higher than the first quarter of 2004.  Under the terms of the recently  signed  agreement  with First Data  Corporation,  all merchant  payment  processing  services will be provided  by First  Data on behalf of  Hancock  Bank.  Hancock  will  participate  in  revenue  related to both the existing book of business and new business.

     Inclusive of the second quarter gain on the merchant  services  partnership with First Data  Corporation,  net income for the second  quarter of 2004 was $2.2  million,  or 16 percent,  higher  than the first  quarter of 2004.
Second  quarter of 2004 diluted  earnings  per share were $0.50,  or $.07,  higher than the first  quarter of 2004.
Other key performance trends for the second quarter of 2004 included

        o    Net interest  margin (te) was 4.40 percent in the current  quarter,  1 basis point narrower than the prior quarter, and 3 basis points wider than the same quarter a year ago.

        o    The efficiency ratio (before amortization of purchased  intangibles,  gains on sale of branches and credit card merchant  services,  and  securities  transactions)  was 59.40 percent for the second quarter of 2004 and was 69 basis points lower than the second quarter of 2003.

        o    Returns on average  assets and average  common  stockholders'  equity were 16 and 196 basis points higher, respectively, in the second quarter versus the first quarter.

                                                     - more -

        o    Average loans grew $86 million,  or 4 percent,  over the previous quarter.  The loan/deposit  ratio was 70 percent for the current  quarter - unchanged  from the  previous  quarter,  but improved 675 basis points from the same quarter a year ago;  average loans grew $391 million,  or 18 percent,  compared to the same quarter a year ago.

        o    Average  deposits  grew $124  million,  or 4 percent,  over the previous  quarter and $228  million,  or 7 percent, over the same quarter a year ago.

        o    Non-performing  assets  ratio at June 30,  2004  improved  4 basis  points  from  March  31,  2004 to 0.55 percent.  The ratio of net  charge-offs  to average loans was 0.47 percent for the second  quarter of 2004, an increase of 2 basis points from the  previous  quarter and a decrease of 17 basis points from the same quarter a year ago.

        o    Common stock repurchases  totaled 100,000 shares in the second quarter of 2004,  bringing the total number of shares repurchased thus far this year to 151,754.

     In  commenting on Hancock's  operating  results for the second  quarter of 2004,  George A.  Schloegel,  Chief
Executive  Officer,  stated,  "Hancock's  second  quarter  results  continue to be  consistent  with the  long-term strategic focus of the Company.  Our management team continues to evaluate  opportunities  for growth and expansion as evidenced by last  quarter's  entrance  into  Florida,  but also is cognizant of  opportunities  where exiting a business line makes sense for our shareholders,  such as this quarter's  decision related to the partnership of our merchant  services area.  Both actions  represent  strategic  decisions that were made in the best interests of our shareholders."

Net Interest Income

     Net interest  income (te) for the second quarter of 2004 increased $2.5 million or 6 percent,  from the second quarter of 2003 and was $1.7  million,  or 4 percent,  higher than the first  quarter of 2004.  The  Company's  net interest  margin (te) was 4.40 percent in the second  quarter of 2004, 3 basis points wider than the same quarter a year ago and 1 basis point narrower than the previous quarter.

     Compared to the same  quarter a year ago,  the primary  driver of the $2.5  million  increase in net  interest income (te) was a $203 million,  or 5 percent,  increase in average  earning assets mainly from average loan growth of $391 million,  or 18 percent.  Average deposit growth of $228 million,  or 7 percent,  along with a net decrease in the securities  portfolio of $171 million, or 11 percent,  funded the Company's loan growth and related increase in  earning  assets.  This  overall  improvement  in  earning  asset  mix  enabled  the  Company  to  maintain  its loan-to-deposit  ratio at  approximately  70 percent  since the  fourth  quarter of 2003.  In  addition,  loans now comprise 64 percent of the  Company's  earning  asset base,  as compared to 57 percent for the same  quarter a year ago.  The net  interest  margin (te)  widened 3 basis  points as the  reduction  in total  funding  costs (15 basis points) more than offset the decline in the yield on average earning assets (12 basis points).

     The higher level of net interest  income (te) (up $1.7  million,  or 4 percent)  and the  relatively  flat net interest  margin (down 1 basis point) as compared to the previous  quarter was  primarily  due to a larger  earning asset base (average  earning assets were up $157 million from the prior  quarter).  Average loans grew $86 million, or 4 percent,  from the previous  quarter and were funded largely through average deposit growth.  Average deposits were up $124  million,  or 4 percent,  from the prior  quarter  primarily  due to a $79  million  increase  in time deposits - mostly  related to an effort to lock in  longer-term  CDs at  historically  low rates.  The yield on the
Company's  $1.40  billion  securities  portfolio  improved 2 basis points to 4.50 percent.  The  Company's  overall funding costs  increased by 2 basis points from the prior  quarter,  mostly through a 5 basis point increase in the cost of interest-bearing deposits.
                                                     - more -

Asset-Liability Management

     As with any commercial  banking  enterprise,  the Company's  levels of net interest  income are susceptible to interest  rate risk to the degree that  interest-bearing  liabilities  mature or reprice on a different  basis than interest  earning assets.  The Company's  results of operations and net portfolio  values are well positioned for a rising rate environment.

     Rate  increases of 100 and 200 basis points would  result in  percentage  increases in net interest  income of
3.61 percent and 6.76 percent,  respectively.  Over the past six quarters,  the Company has  effectively  mitigated its deposit rate  sensitivity  by  increasing  its  percentage  of variable rate loans from 31 percent in the first quarter  of 2003 to 40 percent in the  current  quarter.  During the same  period,  the  loan-to-deposit  ratio has risen from 62 percent to 70 percent.

     As part of its  Asset-Liability  Management  strategy,  the  Company  pays close  attention  to the  effective duration of its  securities  portfolio.  Currently,  the  effective  duration is 2.79. A rate increase of 100 basis points  would move the  effective  duration to 3.30,  while a 200 basis  points rise would  result in an  effective duration of 3.46.

Non-Interest Income and Expense

     Non-interest income (excluding the gain on sale of branches,  merchant services, and securities  transactions)
for the second  quarter of 2004 was up $4.6  million,  or 27 percent,  compared to the same  quarter a year ago and was up $1.4  million,  or 7 percent,  compared to the first  quarter of 2004.  The  primary  factor  impacting  the higher levels of  non-interest  income as compared to the quarter a year ago, were higher levels of insurance  fees
(up $2.0 million) mostly related to the December 31, 2003 purchase of Magna Insurance Company.  In addition,  other income was up $1.2  million  when  compared  to the  quarter a year ago due to income  related to a bank owned life insurance  program  that was  initiated in July 2003.  Driving the higher  levels of  non-interest  income from the prior quarter were increases in service charges on deposit  accounts (up $541,000),  trust fees (up $292,000),  and insurance fees (up $344,000).

     Operating  expenses for the second quarter of 2004 were $4.1 million,  or 12 percent,  higher  compared to the same quarter a year ago and were  $175,000,  or 0.4 percent,  higher than the previous  quarter.  An increase  from the prior quarter was reflected in increased other operating  expense (up $1.7 million) and higher  amortization of intangibles (up $199,000) but was  substantially  offset by decreased  personnel  expense (down $1.8 million).  The increase from the same quarter a year ago was reflected in higher  personnel  expense (up  $432,000),  higher other operating expense (up $3.1 million), and higher amortization of intangibles (up $346,000).

     The Company's  efficiency  ratio  (expressed  as operating  expenses as a percent of total revenue (te) before gain on sale of branches,  merchant services,  securities transactions,  and amortization of purchased intangibles)
decreased  to 59.40  percent  for the second  quarter of 2004.  This was  compared  to 60.09  percent  for the same quarter a year ago, and 62.34  percent for the previous  quarter.  The  Company's  number of  full-service  banking facilities  stands at 103 as of June 30, 2004, and the number of full-time  equivalent  employees was 1,754 at June
30, 2004, a reduction of 35 from one year ago.

Asset Quality

     Non-performing  assets as a percent of total loans and  foreclosed  assets was 0.55  percent at June 30, 2004, compared  to 0.59  percent at March 31,  2004.  Non-performing  assets  decreased  $478,000  from  March 31,  2004, reflected  primarily in lower levels of foreclosed assets.  Compared to the second quarter of 2003,  non-performing assets as a percent of total loans and foreclosed assets was down 45 basis points from the 1.00 percent reported at
June 30, 2003.  The  composition of  the Company's  $14.4 million  non-performing  asset  base continues to reflect significant  granularity with only five credits or properties  exceeding $250,000 and 211  credits/properties below
$250,000.  The  Company's  ratio of  accruing  loans 90 days or more past due  to  total loans was 0.14  percent at
June 30,  2004,  compared to 0.20 percent at March 31, 2004 and to 0.13 percent at June 30, 2003.

                                                     - more -

     The  Company's  allowance  for loan losses was $38.30  million at June 30, 2004,  up $800,000  from the $37.50 million  reported at March 31, 2004,  and was $3.06  million  higher than the $35.24  million  reported at June 30,
2003.  The ratio of the  allowance  for loan losses as a percent of  period-end  loans was 1.47 percent at June 30,
2004,  compared to 1.49  percent at March 31, 2004 and 1.57 percent at June 30, 2003.  The reserve  coverage  ratio
(allowance  for loan losses to  non-performers  and past dues) was 212 percent in second  quarter 2004, as compared to 139 percent in second quarter 2003, and 189 percent in first quarter 2004.

     Annualized  net  charge-offs  as a percent of average loans for the second  quarter of 2004 were 0.47 percent, compared to 0.45 percent for the first  quarter of 2004.  Net  charge-offs  increased  $231,000,  or 2 basis points
(expressed  as a percent of average  loans) from the first quarter of 2004 and were  reflected  primarily in higher levels of  charge-offs  in  consumer  loans.  Compared to the second  quarter of 2003,  net  charge-offs  decreased
$449,000,  or 17 basis points  (expressed  as a percent of average  loans).  The  provision  for loan losses in the second  quarter of 2004 was $3.8 million,  or 127 percent of the quarter's  net  charge-offs.  This compares to the
$3.5 million  provision  for the first quarter of 2004 and $4.0 million for the second  quarter of 2003.  The ratio of provision  for loan losses to net  charge-offs  was 127 percent in the first quarter of 2004 and was 114 percent in the second quarter of 2003.

General

     Hancock  Holding  Company  subscribes  to the highest  standards of corporate  responsibility  with respect to legal,  moral, and regulatory  relationships  with  shareholders,  customers,  employees,  and communities  Hancock serves.  Accordingly,  these unwavering  business  principles support a corporate culture of ethical compliance and accountability  that ensures that  financial  statements  are prepared and audited in  accordance  with  accounting principles  generally  accepted in the United States of America (GAAP).  The Company's systems of internal controls and risk management processes are in place and fully functional.

     Hancock Holding  Company - parent company of Hancock Bank  (Mississippi),  Hancock Bank of Louisiana,  Hancock
Bank of  Florida,  and Magna  Insurance  Company - has assets of $4.5  billion at June 30,  2004.  Founded in 1899,
Hancock Bank stands among the  strongest,  safest  financial  institutions  in America.  Hancock Bank  operates 103 full-service  offices and more than 130 automated teller machines  throughout  South  Mississippi,  Louisiana,  and
Florida as well as subsidiaries  Hancock  Investment  Services,  Inc.,  Hancock Insurance Agency,  Hancock Mortgage
Corporation,  and Harrison  Finance  Company.  Investors  can access  additional  corporate  information  or online banking and bill pay services at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995:  Congress passed the Private
Securities  Litigation Act of 1995 in an effort to encourage  corporations to provide  information about companies'
anticipated  future  financial  performance.  This act provides a safe harbor for such  disclosure,  which protects the companies  from  unwarranted  litigation if actual  results are different from  management  expectations.  This release  contains  forward-looking  statements  and reflects  management's  current  views and  estimates of future economic  circumstances,  industry conditions,  company performance,  and financial results.  These forward-looking statements  are subject to a number of factors and  uncertainties  which could cause the company's  actual  results and  experience  to  differ  from the  anticipated  results  and  expectations  expressed  in such  forward-looking statements.